Exhibit 99.1

FOR IMMEDIATE RELEASE

HomeAway, Inc. Reports Third Quarter 2011 Financial Results

– Total revenue of $61.1 million, up 36.9% year-over-year

– Adjusted EBITDA of $21.6 million, up 36.5% year-over-year

– TTM Free Cash Flow generation of $61.5 million, up 40.0% year-over-year

Austin, Texas – October 27, 2011 – HomeAway, Inc. (NASDAQ: AWAY), the world’s largest online marketplace for vacation rentals, today reported its financial results for the third quarter ended September 30, 2011.

Management Commentary

“HomeAway’s impressive third quarter results continue to confirm and support our market leading position in the highly fragmented and underpenetrated global vacation rentals marketplace,” says Brian Sharples, Chief Executive Officer of HomeAway®. “We’ve continued to make meaningful strides in delivering against our financial, operational and strategic growth initiatives through ongoing investment in our core business and strong execution. During the third quarter, we attracted over 129 million visits to our network of sites and have delivered on our promise to further improve the monetization of the marketplace through the launch of tiered pricing and other ancillary services. Throughout the remainder of fiscal 2011 and beyond, we expect to continue to reap the benefits of our strong network effect by attracting new travelers to our platform and driving continued growth in paid listings.”

Third Quarter 2011 Financial Highlights

•

Total revenue increased 36.9% to $61.1 million from $44.6 million in the third quarter of 2010. Growth in total revenue was driven by continued strength in renewal rates and increased revenue per listing from the prior year.

•	Listing revenue increased 29.2% to $52.5 million from $40.6 million in the third quarter of 2010.

•

Adjusted EBITDA increased 36.5% to $21.6 million from $15.9 million in the third quarter of 2010. For the third quarter of 2011, Adjusted EBITDA, as a percentage of revenue, was 35.4%, consistent with that of the third quarter of 2010.

•

Free cash flow increased 64.0% to $13.9 million from $8.5 million in the third quarter of 2010. On a trailing twelve month basis, free cash flow increased 40.0% to $61.5 million from $44.0 million in the comparable trailing twelve month period for the prior year.

•

Net loss attributable to common stockholders was $4.1 million, or ($0.05) per diluted share compared to a net loss of ($0.11) per diluted share in the third quarter of 2010. This measure per diluted share includes the impact of cumulative preferred stock dividends and discount accretion of $6.8 million, or ($0.09) per share, in 2011 and $8.9 million, or ($0.23) per share, in 2010. As of September 30, 2011, the Company no longer has any preferred stock outstanding.

•	Cash, cash equivalents and short-term investments as of September 30, 2011 were $172.1 million.

Third Quarter 2011 Business Highlights

•

Launch of pay-for-performance pricing on HomeAway.com, enabling users to pay more to rank higher in search results. The tiered pricing model has already shown positive initial results and is anticipated to further increase average revenue per listing over time.

•	Migration of HomeAway’s French website, Abritel.fr, to the HomeAway network platform as part of the ongoing network consolidation efforts towards achieving a single technology platform.

•

Initiation of bundled pricing in the United Kingdom, allowing property owners and managers to purchase listings simultaneously on HomeAway.co.uk, the home of Holiday-Rentals®, and OwnersDirect.co.uk for one bundled price.

•

Completion of the first full quarter with the Reservation Manager product on two of HomeAway’s leading websites, HomeAway.com and VRBO.com. Reservation Manager helps property owners and managers to streamline the inquiry and payments processes and to accept credit cards and eChecks through a secure and automated process, as well as permits travelers to pay online through a trusted site.

•	Completion of the full rollout of the owner dashboard on VRBO.com, providing property owners and managers with improved efficiency and marketing opportunities.

Key Business Metrics

•

Paid listings were 626,528, compared to 511,667 at the end of the third quarter of 2010 and 626,661 at the end of the second quarter of 2011. Paid listings increased 22.4% year-over-year and were consistent with the second quarter of 2011, reflecting the expected seasonality.

•

Average revenue per listing was $335, compared to $314 during the third quarter of 2010 and $339 during the second quarter of 2011. The Australian business, which was acquired in the second quarter of 2011, generates a lower average revenue per listing.

•	Renewal rate was 76.4%, compared to 75.4% at the end of the third quarter of 2010 and 76.2% at the end of the second quarter of 2011.

•	Visits were 129.1 million, according to the Company’s internal metrics, an increase of 23.2% year-over-year. According to ComScore, visits were 56.9 million, a decrease of 1.3% year-over-year.

Historical Quarterly Business Metrics

For the Three Months Ended:
	March 31, 2010	June 30, 2010	September 30, 2010	December 30, 2010	March 31, 2011	June 30, 2011	September 30, 2011
Average Revenue Per Listing	$290	$298	$314	$311	$328	$339	$335
Paid Listings, end of period	498,895	525,187	511,667	527,535	575,166	626,661	626,528

Business Outlook

HomeAway management currently expects to achieve the following results for its fourth quarter ended December 31, 2011 and the year ended December 31, 2011, as follows:

Fourth Quarter 2011

•	Total revenue is expected to be in the range of $57.2 to $57.7 million.

•	Adjusted EBITDA is expected to be in the range of $15.2 to $15.7 million.

Full Year 2011

•	Total revenue is expected to be in the range of $229.0 to $229.5 million.

•	Adjusted EBITDA is expected to be in the range of $65.2 to $65.7 million.

The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. Information about HomeAway’s use of non-GAAP financial measures and key business metrics is provided below under the captions “Use of Non-GAAP Financial Measures” and “Use of Key Business Metrics”.

Conference Call & Webcast Information

HomeAway will host a conference call to review and discuss its third quarter results today at 4:30 p.m. Eastern Time / 3:30 p.m. Central Time. To participate in the conference call, investors should join ten minutes prior to the scheduled start time. Callers in the United States and Canada should join by dialing (877) 941-2068, passcode 4476717. Callers outside the United States and Canada should join by dialing (480) 629-9712, passcode 4476717. In addition, a live webcast of the call will be accessible through the Investor Relations section of HomeAway’s® website at http://investors.homeaway.com and will be archived online for 60 days upon completion of the conference call. For those unable to participate during the live broadcast, a telephonic replay of the call will also be available from 7:30 p.m. Eastern Time / 6:30 p.m. Central Time on October 27, 2011 until 11:59 p.m. Eastern Time / 10:59 p.m. Central Time on November 10, 2011 by dialing (877) 870-5176, passcode 4476717, in the United States and Canada or (858) 384-5517 outside the United States and Canada, passcode 4476717.

About HomeAway

Located in Austin, Texas, HomeAway, Inc. operates the world’s largest online marketplace for the vacation rental industry. The HomeAway marketplace brings together millions of travelers seeking vacation rentals online with hundreds of thousands of owners and managers of vacation rental properties located in over 145 countries around the world. HomeAway’s websites include HomeAway.com, VRBO.com and VacationRentals.com in the United States; HomeAway.co.uk and OwnersDirect.co.uk in the United Kingdom; HomeAway.de in Germany; Abritel.fr and Homelidays.com in France; HomeAway.es in Spain; AlugueTemporada.com.br in Brazil and HomeAway.com.au in Australia. In addition, HomeAway operates BedandBreakfast.com, a comprehensive global site for finding bed-and-breakfast properties, providing travelers with another source for unique lodging alternatives to chain hotels.

Cautionary Statement Regarding Forward-looking Statements

This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which are based on HomeAway management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include information concerning HomeAway’s expected, possible or assumed future results of operations, business outlook, potential business strategies, competitive position, industry environment, potential growth opportunities, potential market opportunities and the effects of competition.

Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “continues,” “plans,” “believes,” “expects,” “anticipates,”“could,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause HomeAway’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to the following: (a) HomeAway’s inability to attract and maintain a critical mass of property listings and travelers, (b) a decrease in renewal of listings, (c) HomeAway’s inability to effectively manage its growth, (d) HomeAway’s inability to increase sales to existing property owners and managers and attract new ones, (e) changes in HomeAway’s pricing policies or those of its competitors, (f) HomeAway’s inability to effectively integrate acquired businesses successfully, (g) the impact of general economic conditions, and (h) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), including HomeAway’s Prospectus previously filed with the SEC pursuant to Rule 424(b)(4) on June 28, 2011 and HomeAway’s most recent 10-Q, filed on August 15, 2011. All information provided in this press release is as of the date hereof and, except as required by law, HomeAway assumes no obligation to update this information, even if new information becomes available in the future.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures: Adjusted EBITDA and free cash flow. Adjusted EBITDA, and free cash flow are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. HomeAway defines Adjusted EBITDA as its net income (loss) plus depreciation; amortization of intangible assets; interest expense, net; income tax expense (benefit); stock-based compensation expense, all net of any foreign exchange income or expense. HomeAway defines free cash flow as its cash provided by operating activities, adjusted for cash interest expense and income, and subtracting capital expenditures. For the purpose of calculating free cash flow, HomeAway considers purchases of property, equipment, tenant improvements for its offices, and software licenses (including costs associated with internally developed software) as capital expenditures.

HomeAway management believes that the use of Adjusted EBITDA and free cash flow are useful to investors in evaluating its operating performance for the following reasons:

•

HomeAway management uses Adjusted EBITDA and free cash flow in conjunction with GAAP financial measures as part of its assessment of its business and in communications with its board of directors concerning its financial performance;

•

Adjusted EBITDA and free cash flow provide consistency and comparability with HomeAway’s past financial performance, facilitate period-to-period comparisons of operations, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results;

•

Securities analysts use Adjusted EBITDA and free cash flow as supplemental measures to evaluate the overall operating performance of companies, and HomeAway management anticipates that its investor and analyst presentations will include Adjusted EBITDA and free cash flow; and

•

Adjusted EBITDA excludes non-cash charges, such as depreciation, amortization and stock-based compensation, because such non-cash expenses in any specific period may not directly correlate to the underlying performance of HomeAway’s business operations and can vary significantly between periods.

Adjusted EBITDA and free cash flow should not be reviewed in isolation. Investors should consider them in addition to, and not as substitutes for, measures of HomeAway’s financial performance reported in accordance with GAAP. HomeAway’s Adjusted EBITDA or free cash flow may not be comparable to similarly titled measures of other companies and because other companies may not calculate such measures in the same manner as HomeAway does. Adjusted EBITDA and free cash flow have limitations as analytical tools. As an example, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often need to be replaced in the future, and Adjusted EBITDA and free cash flow do not reflect any cash requirements for these replacements. In addition, neither of these measures reflect future requirements for contractual obligations.

Further limitations of Adjusted EBITDA include:

•	this measure does not reflect changes in working capital;

•	this measure does not reflect interest income or interest expense; and

•	this measure does not reflect cash requirements for income taxes.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included at the end of this release.

Use of Key Business Metrics

A paid listing is defined by HomeAway as a fee to list a property advertisement on one or more websites in its marketplace. A paid listing allows a property owner or manager to include a description of the property, along with location, pricing, availability, a specified number of photos and contact information. Most listings are sold on a subscription basis, and some listing packages may include listings on more than one of HomeAway’s websites. When purchased at the same time in one bundle, HomeAway counts this as one paid listing.

Average revenue per listing is computed by HomeAway as listing revenue for the period divided by the average of paid listings at the beginning and end of the period and then annualizing the result. The price of listings varies by website and can include various additional fees associated with listing enhancements. The average revenue per listing may fluctuate based on the timing and nature of acquisitions, impacting the number of average paid listings for a given period; changes in HomeAway’s base pricing; uptake of listing enhancements; changes in the pricing of enhancements; changes in brand mix; and the impact of foreign exchange rates on HomeAway’s listing revenue outside of the United States.

The renewal rate for HomeAway’s subscription listings at the end of any period is defined as the percentage of those paid listings that were active at the end of the period ended twelve months prior that are still active as of the end of the reported period. HomeAway does not include all brands in its calculation of renewal rate. Brands included in the calculation of renewal rate for the period ended September 30, 2011 were HomeAway.com, VRBO.com, VacationRentals.com, Fe-Wo-Direckt.de, Holiday-Rentals.co.uk, OwnersDirect.co.uk, Abritel.fr, Homelidays.com and AlugueTemporada.com.br.

HomeAway, Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenue:
Listing	$52,499	$40,640	$148,667	$112,551
Other	8,621	4,009	23,101	9,849

Total revenue	61,120	44,649	171,768	122,400
Costs and expenses:
Cost of revenue (exclusive of amortization shown separately below)	8,439	6,166	25,548	18,204
Product development	8,650	4,532	24,089	12,730
Sales and marketing	17,851	12,404	61,129	42,203
General and administrative	12,700	10,487	34,386	29,173
Amortization expense	3,053	2,526	8,853	7,241

Total costs and expenses	50,693	36,115	154,005	109,551

Operating income	10,427	8,534	17,763	12,849
Other income (expense):
Interest expense	—	(21)	—	(22)
Interest income	124	42	240	159
Other income (expense)	(1,746)	586	(2,135)	(2,498)

Total other income (expense)	(1,622)	607	(1,895)	(2,361)

Income before income taxes	8,805	9,141	15,868	10,488
Income tax (expense) benefit	(6,072)	(4,640)	(9,434)	8,076

Net income	2,733	4,501	6,434	18,564
Cumulative preferred stock dividends and discount accretion	(6,794)	(8,855)	(24,678)	(26,287)

Net income (loss) attributable to common stockholders	$(4,061)	$(4,354)	$(18,244)	$(7,723)

Net income (loss) per share attributable to common stockholders:
Basic and diluted	$(0.05)	$(0.11)	$(0.35)	$(0.20)

Weighted average number of shares outstanding:
Basic and diluted	78,528	38,423	52,386	37,970

HomeAway, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2011	2010
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$170,243	$65,697
Short-term investments	1,833	11,812
Accounts receivable, net of allowance for doubtful accounts of $502 and $120 as of September 30, 2011 and December 31, 2010, respectively	12,387	8,961
Income tax receivable	10,701	845
Prepaid expenses and other current assets	4,527	4,138
Restricted cash	1,046	862
Deferred tax assets	2,075	2,572

Total current assets	202,812	94,887
Property and equipment, net	24,061	21,545
Goodwill	303,526	300,780
Intangible assets, net	64,493	69,790
Restricted cash	254	2,000
Deferred tax assets	2,949	303
Other non-current assets	4,583	437

Total assets	$602,678	$489,742

Liabilities, redeemable preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$3,083	$4,812
Income tax payable	15,147	2,465
Accrued expenses	22,297	21,974
Deferred revenue	102,885	86,120

Total current liabilities	143,412	115,371
Deferred revenue, less current portion	2,374	2,431
Deferred tax liabilities	15,778	6,073
Other non-current liabilities	3,893	3,976

Total liabilities	165,457	127,851

Commitments and contingencies
Redeemable preferred stock
Series A	—	48,931
Series B	—	7,975
Convertible redeemable preferred stock
Series C	—	124,318
Series D	—	297,741
Stockholders’ deficit
Common stock	8	4
Additional paid-in capital	552,377	—
Accumulated other comprehensive loss	(4,234)	(3,732)
Accumulated deficit	(110,930)	(113,346)

Total stockholders’ equity (deficit)	437,221	(117,074)

Total liabilities, redeemable preferred stock and stockholders’ equity (deficit)	$602,678	$489,742

HomeAway, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Nine Months Ended September 30,
	2011	2010
Cash flows from operating activities
Net income	$6,434	$18,564
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,220	4,282
Amortization of intangible assets	8,853	7,241
Amortization of note discount and other	29	377
Stock-based compensation	17,179	9,725
Excess tax benefit from stock-based compensation	(1,041)	—
Deferred income taxes	6,755	(8,768)
(Gain) loss on sale of investments and other	40	(12)
Unrealized foreign exchange loss	752	1,491
Realized loss on foreign currency forwards	1,642	428
Changes in operating assets and liabilities, net of assets and liabilities assumed in business combinations:
Accounts receivable	(3,572)	(4,007)
Income tax receivable	(9,809)	320
Prepaid expenses and other assets	(4,036)	(1,635)
Accounts payable	(1,720)	(315)
Accrued expenses	(73)	1,424
Income taxes payable	14,056	(1,728)
Deferred revenue	15,996	16,927
Deferred rent and other non-current liabilities	(234)	341

Net cash provided by operating activities	57,471	44,655

Cash flows from investing activities
Cash paid for businesses acquired, net of cash acquired	(4,698)	(36,574)
Change in restricted cash	1,538	—
Cash paid for trademarks and other assets acquired	(262)	(63)
Purchases of short-term investments	—	(86,890)
Proceeds from sales and maturities of marketable securities and other	10,035	70,296
Net settlement of foreign currency forwards	(1,642)	(428)
Purchases of property and equipment	(8,904)	(6,148)

Net cash used in investing activities	(3,933)	(56,807)

Cash flows from financing activities
Proceeds from exercise of options to purchase common stock	2,737	1,705
Payment of dividends on preferred stock	(54,436)	(4,051)
Proceeds from initial public offering, net underwriting discount and offering cost	146,303	—
Payment for repurchase of preferred stock	(43,451)	(3,942)
Excess tax benefit from stock-based compensation	1,041	—

Net cash provided by (used in) financing activities	52,194	(6,288)

Effect of exchange rate changes on cash	(1,186)	(988)

Net increase (decrease) in cash and cash equivalents	104,546	(22,428)
Cash and cash equivalents at beginning of period	65,697	92,425

Cash and cash equivalents at end of period	$170,243	$69,997

Schedule of Non-GAAP Reconciliations

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net income	$2,733	$4,501	$6,434	$18,564
Add:
Depreciation and amortization	5,264	4,013	15,073	11,523
Stock-based compensation	5,964	3,302	17,179	9,725
Interest expense	—	21	—	22
Interest income	(124)	(42)	(240)	(159)
Foreign exchange expense (income)	1,725	(582)	2,160	2,531
Income tax expense (benefit)	6,072	4,640	9,434	(8,076)

Adjusted EBITDA	$21,634	$15,853	$50,040	$34,130

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Cash provided by operating activities	$17,004	$10,790	$57,471	$44,655
Cash paid for interest	—	—	—	—
Capital expenditures	(3,119)	(2,324)	(8,904)	(6,148)

Free cash flow	$13,885	$8,466	$48,567	$38,507

Supplemental Financial Information

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Stock-based compensation:
Cost of revenue	$425	$190	$1,314	$593
Product development	1,292	531	3,628	1,738
Sales and marketing	1,361	384	4,542	1,203
General and administrative	2,886	2,197	7,695	6,191

Total	$5,964	$3,302	$17,179	$9,725

Investor Contact:

HomeAway Investor Relations

(512) 505-1700

investors@homeaway.com

or Addo Communications at (310) 829-5400

Media Contact:

Eileen Buesing

Senior Director of Global Public Relations, HomeAway, Inc.

(512) 493-0375

ebuesing@homeaway.com

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